UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 9, 2015

MONGOLIA HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

000-54230	20-8317863
(Commission File Number)	(IRS Employer Identification No.)

2300 W. Sahara Avenue, Suite 800

Las Vegas, Nevada 89102

(Address of Principal Executive Offices) (Zip Code)

(702) 949-9449

(Registrant's Telephone Number, Including Area Code)

N/A

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

ITEM 1.01  ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On June 9, 2015, Mongolia Holdings, Inc. (the “Company”) and its wholly owned subsidiary Hydrocarbons Holdings, Inc. (“Hydrocarbons”) entered into a Settlement Agreement with B&J Oil Company, Inc. (“B&J”) to settle a dispute over costs associated with the Company’s oil production in Kentucky. The Company was never served with a complaint and the action was dismissed with prejudice on June 9th, 2015 in the Circuit Court for Green County, Kentucky, Case No. 15-Cl-00009.

Pursuant to the terms of the Settlement Agreement, B&J is entitled to Four Hundred Twelve Thousand Two Hundred Seventy Dollars and Seventy-Three Cents ($412,270.73). The Company will pay B&J any and all sums payable to the Company by Barrett Oil (or other buyers approved by the parties) for crude oil sales from the leases in Kentucky. If the Company doesn’t receive enough money from the crude oil sales in Kentucky to satisfy the amount owed to B&J, Hydrocarbons will be solely responsible for the remainder due to B&J.

Upon the Company’s receipt of confirmation that the Request for Dismissal was filed with the Green County Circuit Court, the Company issued One Hundred Thirty Thousand (130,000) shares of restricted common stock to B&J.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits.

Exhibit Number	Description
10.01	Settlement Agreement between Mongolia Holdings, Inc., Hydrocarbons Holdings, Inc. and B&J Oil Company, Inc. executed June 9, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2015	MONGOLIA HOLDINGS, INC.

By: /s/: Gary D. Kucher
Name: Gary D. Kucher
Title: Chief Executive Officer